CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132613 on Form S-3 and Registration Statement Nos. 333-130861, 333-130865 and 333-130860 on Form S-8 of our reports dated April 2, 2007, relating to the consolidated financial statements of Epicept Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006, as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of EpiCept Corporation for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
April 2, 2007